Exhibit 10.36

EXECUTION COPY

November 12, 2004

Wachovia Bank, National Association, as Agent

301 S. College Street, NC0172

Charlotte, North Carolina 28288

Attn:  Rex E. Rudy

Each of the Lenders party to the Credit Agreement referred to below

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of August 31, 2004 (the “Credit Agreement”) by and among Kite Realty Group, LP (the “Borrower”), Kite Realty Group Trust, each of the Lenders from time to time party thereto, Wachovia Bank, National Association as Agent (the “Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

The Borrower requests that the Lenders agree (a) that the restrictions contained in Section 10.2 of the Credit Agreement were not applicable to the distributions by the Borrower and the Parent with respect to the fiscal quarter ended September 30, 2004 that were paid on October 15, 2004 in the amount of $0.09375 per share of the Parent’s common shares of beneficial interests and the Borrower’s units of partnership interests and (b) that for the fiscal quarter ending December 31, 2004, the percentage of Funds From Operation permitted to be distributed under Section 10.2(a)(i) shall be 105%.  A Lender’s agreement to the foregoing shall be evidenced by its acceptance of a copy of this letter in the spaced provided below.

The Borrower and the Parent confirm that this letter agreement is a Loan Document.  Further, the Borrower and Parent acknowledge that this letter agreement applies only to the provisions of the Credit Agreement specifically referred to above and shall not be construed to be a waiver or amendment of any of the other terms and conditions of the Credit Agreement or any of the other Loan Documents.

This letter agreement may be executed in counterparts and shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

KITE REALTY GROUP, L.P.

By: Kite Realty Group Trust, its sole General Partner

		By:	/s/ George McMannis
		Name:	George McMannis
		Title:	Senior Vice President

KITE REALTY GROUP TRUST

		By:	/s/ George McMannis
		Name:	George McMannis
		Title:	Senior Vice President

Agreed and Accepted:

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Agent and a Lender

By:	/s/ Rex E. Rudy
Name:	Rex E. Rudy
Title:	Managing Director

LEHMAN COMMERCIAL PAPER INC.,
as a Lender

By:	/s/ Francis X. Gilhool
Name:	Francis X. Gilhool
Title:	Authorized Signatory